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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



    Date of Report (Date of earliest event reported):     January 21, 1999



                                 SHOPPING.COM
            (Exact name of registrant as specified in its charter)


    CALIFORNIA                  000-29518                       33-0733679
 (State or other              (Commission                    (I.R.S. Employer
  jurisdiction                File Number)                  Identification No.)
of incorporation)

                     2101 East Coast Highway, Garden Level
                          Corona Del Mar, California            92625
                  (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:      (949) 640-4393


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ITEM 5.   OTHER EVENTS.

     On January 20, 1999, Shopping.com, a California corporation (the "Company"), and Compaq Computer Corporation, a Delaware corporation ("Compaq"), executed Amendment No. 1 to the Agreement and Plan of Merger dated January 11, 1999 (the "Merger Amendment"). Pursuant to the Merger Amendment, Compaq's tender offer to purchase all of the outstanding shares of common stock of the Company as described in the Offer to Purchase dated January 15, 1999 has been amended. The new offer reflects a revised offer price of $18.25 per share as compared to Compaq's original offer of $19.00 per share. The reduction in price was negotiated between Compaq and the Company following the disclosure by the Company of additional information, including information regarding the number of shares of common stock and convertible securities outstanding. Completion of the transaction is subject to certain conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Following the successful completion of the offer, all of the remaining shares will be acquired pursuant to a merger. The Merger Amendment is attached as Exhibit 99.1.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.


     (c)  Exhibits.


Exhibit  Name of Exhibit
-------  ---------------

99.1 Amendment No. 1 to Agreement and Plan of Merger, dated as of January 20, 1999, between Compaq Computer Corporation and Shopping.com.

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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    SHOPPING.COM



Date: January 21, 1999              By:  /s/ Frank Denny
                                        -----------------------
                                        Frank Denny,
                                        President and Chief Executive Officer

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                                 EXHIBIT INDEX


Exhibit  Name of Exhibit
-------  ---------------
99.1 Amendment No. 1 to Agreement and Plan of Merger, dated as of January 20, 1999, between Compaq Computer Corporation and Shopping.com.

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